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                       BRI THE POINT LIMITED PARTNERSHIP
                       ---------------------------------

                       AGREEMENT OF LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP dated as of the 20th day of October, 1995, by and between BRI Texas Apartments Limited Partnership as the General Partner; and BRI OP Limited Partnership as the Limited Partner (together, the "Partners"), and any such other persons or entities as may hereafter be admitted to this Partnership as Limited Partners.

     WHEREAS, the General Partner and the Limited Partner desire to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Delaware Code Annotated, Title 6, Chapter 17 (the "Act"); and

     WHEREAS, pursuant to a certain Contribution Agreement, dated as of September 30, 1995, between Turtle Creek Associates Limited Partnership and the Limited Partner, the property described on Schedule A hereto as the Limited Partner Capital Contribution (the "Property") is to be contributed by Turtle Creek Associates Limited Partnership to the Limited Partner and, pursuant to such Contribution Agreement, the Limited Partner intends to direct that the Property be conveyed to the Partnership instead of to itself.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.  The name of the Partnership is BRI The Point Limited Partnership.

2. The character of the business intended to be transacted by the Partnership is to acquire, own, develop, improve, operate, manage, maintain, lease, sell and otherwise deal with the Property and to do all things incidental to the foregoing and to engage in such related activities as are necessary, convenient or incidental to the above.

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3.  The address of the office of the Partnership at which shall be kept the records and partnership documents of the Partnership is to be:

                         c/o The Berkshire Group
                         470 Atlantic Avenue
                         Boston, Massachusetts  02210

     The agent for service of process for the Partnership shall be, and the registered office of the Partnership in the State of Delaware shall be, c/o:

                         The Prentice-Hall Corporation System, Inc.
                         32 Loockerman Square - Suite L-100
                         Dover, Delaware  19904

4. The name and business address of each Partner, General and Limited Partner being respectively designated, is as follows:

    General Partner                    Address
    ---------------                    -------

    BRI Texas Apartments
      Limited Partnership              c/o The Berkshire Group
                                       470 Atlantic Avenue
                                       Boston, MA  02210


    Limited Partner                    Address
    ---------------                    -------

    BRI OP Limited Partnership         c/o The Berkshire Group
                                       470 Atlantic Avenue
                                       Boston, MA  02210

5. Profits, losses, credits and items thereof of the Partnership shall be allocated, and cash, to the extent available for such purpose, shall be distributed in the following percentages:

          BRI Texas Apartments Limited Partnership  1.0%
          BRI OP Limited Partnership               99.0%

6. The cash contributed and to be contributed by the General Partner is shown on Schedule A. The cash contributed and capital to be contributed by the Limited Partner is shown on Schedule A. No Limited Partner is obligated to make any additional contribution to the capital of the Partnership.

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7.  No Limited Partner has the right to transfer, assign or otherwise dispose of its interest or withdraw from the Partnership or otherwise substitute another person or entity for itself as a partner of the Partnership under any circumstance.

8. No partner has a right to receive any distributions of property, including cash, from the Partnership except to the extent the General Partner determines to make distributions in accordance with Section 5 hereof.

9. No partner has a right to receive distributions which include a return of all or any part of its contribution except to the extent the General Partner determines to make such distributions in accordance with Section 5 hereof.

10. The Partnership will be dissolved and its affairs wound up on December 31, 2030, unless sooner dissolved in accordance with the provisions of the Act. Notwithstanding the foregoing, if the Partnership shall own the Property six months prior to the expiration of the stated term, the General Partner shall have the right to extend such expiration date for an additional period of forty (40) years by written notice thereof to the Limited Partners sent prior to the expiration date and by filing at any time an amended certificate of limited partnership setting forth such extended date.

11. Upon dissolution, termination, bankruptcy, expulsion, resignation or other event of withdrawal of a general partner the Partnership shall terminate unless the remaining partners elect within thirty days, by majority vote of the remaining partners, to continue the Partnership business.

12. The General Partner shall have and may exercise all rights and powers granted by the Act as from time to time in effect. The General Partner shall have full and complete authority, without the consent or approval of the Limited Partner, to act for and on behalf of the Partnership, including, without limitation, the right to sell, mortgage, improve, lease and otherwise deal with the Property.

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12A. The General Partner and the Partnership are authorized to execute a note and mortgage or documents relating to the assumption of the same in regard to a loan insured by the Secretary of Housing and Urban Development secured by the Property and to execute a Regulatory Agreement and other documents required by the Secretary in connection with such loan and the assumption thereof. Any incoming general partner shall, as a condition of receiving an interest in the Partnership, agree to be bound by the note, mortgage, and Regulatory Agreement and other documents required in connection with the FHA insured loan secured by the Property to the same extent and on the same terms as the other general partners. Upon any dissolution, no title or right to possession and control of the Property, and no right to collect rents therefrom, shall pass to any person who is not bound by the Regulatory Agreement in a manner satisfactory to the Secretary.

13. The General Partner may appoint and remove one or more officers of the Partnership including, without limitation, a president, one or more executive vice presidents, one or more other vice presidents, a treasurer, one or more assistant treasurers, a controller, a secretary, and one or more assistant secretaries. The General Partner may assign to any such officer from time to time such duties and powers as the General Partner may deem appropriate subject, however, to the general provisions of this agreement with respect to the rights, powers and duties of the General Partner.

14. The General Partner shall be entitled to such reimbursements of expenses as are incurred by the General Partner on behalf of the Partnership.

15. The General Partner shall have no right to withdraw from the Partnership or transfer some or all of its interest to a new or additional partner, except upon the unanimous written consent of all of the partners.

16.  Special Power of Attorney Relating to Continuance of Partnership:  If the
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     business of the Partnership is continued after dissolution as described in
     Section 11, each Limited Partner constitutes and appoints the remaining or new general partners, and each of them, if more than one, irrevocably,

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     recognizing their interest and that of the other partners herein, and intending to create a durable power of attorney, as such Partners' true and lawful attorney to execute, swear to and file whatever amended Certificates they deem appropriate in the circumstances, and to take whatever action may be necessary to continue the Partnership business under applicable law.

17. No person dealing with the Partnership, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of any General Partner purporting to act on behalf of the Partnership, in selling, assigning, leasing, mortgaging, or conveying any Partnership assets, nor shall any such assignee, lessee, purchaser, mortgagee, or grantee be required to inquire as to whether the approval of the Partners for any such sale, assignment, lease, mortgage or transfer has been first obtained. Such person shall be conclusively protected in relying upon a certificate of authority of, or in accepting any instrument signed by any General Partner in the name and behalf of, the Partnership or the General Partner.

18. The Partnership shall, to the extent provided below, indemnify a person who was, is, or is threatened to be made a named Defendant or Respondent in a proceeding because the person is or was a general partner or officer of the Partnership. The indemnification required by this paragraph shall be provided whenever it is determined, as provided below, that the person seeking indemnification:

     (1)  Acted in good faith; and

     (2)  Reasonably believed:

          (a) In the case of conduct in the person's official capacity as a general partner or officer of the Partnership, that the person's conduct was in the Partnership's best interest; and

          (b) In all other cases, that the person's conduct was at least not opposed to the Partnership's best interest; and

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     (3)  In the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A determination that the indemnification standards set forth above have been met shall be made by special legal counsel selected by the holders of a majority in interest of Limited Partners who at the time of the vote are not named Defendants or Respondents in the proceeding. In the event that such a majority in interest cannot be obtained, special legal counsel shall be selected by a majority in interest of all Limited Partners.

19. The General Partner shall have the authority to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Partnership, including itself and whether or not any such persons so employed are partners or affiliates, and to pay such fees, expenses, salaries, wages and other compensation, including incentive fees, to such persons as it shall, in its sole discretion, determine, provided that any
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     payments to the partners or affiliates shall, unless otherwise specifically provided herein, be on arms-length terms, comparable to such terms as would be included in an employment or agency relationship with an unaffiliated third party, and shall be paid from the Partnership's own funds and not paid from the funds of any other person or entity.

20. This Agreement may be amended by and only by the General Partner together with the consent of the Limited Partner.

21. A capital account shall be maintained for each partner ("Capital Account"). The Capital Accounts shall be determined and maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

22. In accordance with Section 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended (the "Code") and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the partners so as to take account of any variation between its basis computed in accordance with

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     Treasury Regulations Section 1.704-1(b) and its basis for federal income tax purposes. In furtherance of the foregoing, the General Partner shall determine, in its sole discretion and absolute discretion, which of the methods prescribed in Regulations Section 1.704-3 or the equivalent successor provision(s) of proposed, temporary or final Regulations the Partnership shall employ.

23. Upon a dissolution of the Partnership, the General Partner or, if there is no General Partner then remaining, such other person(s) designated by the Limited Partner shall take full account of the Partnership assets and liabilities, shall liquidate or distribute in kind any or all of its assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom or property as the case may be, after making reasonable provision for the debts or potential obligations of the Partnership, in accordance with the positive balances in the Capital Accounts of the partners, after taking into account all adjustments to Capital Accounts. In the event that the General Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such General Partner's interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such General Partner shall pay to the Partnership in cash an amount equal to the lesser of (a) the negative balance in such General Partner's Capital Account or (b) its ratable share (based on its share of the aggregate General Partner interest in the Partnership) of the excess of 1.01% of the Capital Contributions of the Limited Partners over the Capital Contributions previously made by the General Partner. Such payments shall be made by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other partners in accordance with the positive balances in their Capital Accounts.

24. Section 704 of the Code and the Regulations issued thereunder, including but not limited to the provisions of such regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of

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     deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference.

25. In the event the holders of the common stock of Berkshire Realty Company, Inc. ("BRI"), in accordance with Article I, Section 3 of the Certificate of Incorporation of BRI, approve a plan of liquidation of BRI, the Partnership shall use its best efforts, to the extent permitted by law, to cause the property held by the Partnership to be transferred to the Limited Partner (or its designee) as a distribution in kind in satisfaction of all or part (as applicable) of the Limited Partner's distribution rights as a limited partner of the Partnership. To the extent the fair market value of such property is greater than the value the Limited Partner would otherwise be entitled to receive in satisfaction of its distribution rights at liquidation, the Partners agree to take such actions as may be necessary to effect the intent of the foregoing provision, including the sale to the Limited Partner of all or a portion of the interests in the Partnership held by the General Partner. The provisions in this Section 25 may be waived, in whole or in part, by the Limited Partner.

26. The General Partner may, in the exercise of its reasonable discretion, cause the Partnership to elect (if the Partnership has not theretofore elected) pursuant to Section 754 of the Code to adjust the basis of Partnership property.

     IN WITNESS WHEREOF, the members of said Partnership have executed this Agreement this 20th day of October 1995, under seal.

                    GENERAL PARTNER

                    BRI TEXAS APARTMENTS LIMITED PARTNERSHIP
                    By:  BRI Texas Apartments-II, Inc.,
                    general partner

                    By:
                        ---------------------------------
                    Its:

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                    LIMITED PARTNER

                    BRI OP LIMITED PARTNERSHIP
                    By:  Berkshire Realty Company, Inc.,
                    general partner


                    By:  [SIGNATURE APPEARS HERE]
                        ---------------------------------
                         Its:

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                                   SCHEDULE A
                                   ----------


Limited Partner Capital Contribution
- ------------------------------------


     Cash Contributed as of the date of this Agreement:

               $990

     Property to be contributed on the closing date specified in the Contribution Agreement:


     All of the realty and personalty comprising The Point Apartments, located in Silver Spring, Maryland including but not limited to the land and buildings thereon, leases, accounts and equipment, subject to the mortgage thereon.



General Partner Capital Contribution
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     Cash Contributed as of the date of this Agreement:

               $10

     Cash to be contributed on the closing date specified in the Contribution
Agreement:

               $161,600




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